UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 2, 2008

SCIENTIFIC GAMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other Jurisdiction	(IRS Employer
of Incorporation)	Identification Number)

750 Lexington Avenue, New York, New York 10022

(Address of Principal Executive Offices)

(Zip Code)

(212) 754-2233

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2008, Scientific Games International, Inc. (“SGI”), a wholly owned subsidiary of Scientific Games Corporation (the “Company”), entered into a Superseding Employment, Separation and General Release Agreement (the “Separation Agreement”) with William J. Huntley, Vice President of the Company, which modifies the terms of Mr. Huntley’s employment agreement with SGI dated August 1, 2006 (the “Employment Agreement”).  Under the Separation Agreement, which takes effect on July 1, 2008, Mr. Huntley’s employment with SGI will terminate on February 1, 2009.

The Separation Agreement provides for a transition period beginning July 1, 2008 and ending February 1, 2009 (the “Transition Period”).  The Separation Agreement contemplates that, during the Transition Period, Mr. Huntley will perform certain responsibilities as assigned by the Chairman, Chief Executive Officer or Board of Directors of the Company.  Mr. Huntley’s base salary will continue during the Transition Period at a rate of $550,000 per annum.  Also during the Transition Period, Mr. Huntley will continue to have an annual target bonus opportunity equal to 66.7% of his base salary and a maximum bonus opportunity equal to 133% of his base salary, and he will be eligible to participate in other benefit plans as generally provided by the Company to its executive officers.

After the end of the Transition Period, Mr. Huntley will be entitled to receive, among other things, (i) a lump sum payment of $930,500, representing one year of base salary ($550,000), a severance bonus amount of $368,500, and $12,000 to be used for COBRA or other insurance coverage (unless he is terminated for “cause” (as defined in the Employment Agreement)), (ii) immediate vesting of all outstanding stock options and restricted stock units (unless he is terminated for “cause”) and (iii) certain payments relating to his residual benefit under the Company’s discontinued Supplemental Executive Retirement Plan.  These severance amounts and other benefits are also payable if Mr. Huntley’s employment terminates prior to the termination date due to disability or death (less, in the case of termination due to disability, disability payments made to him under the Company’s disability plans).

The Separation Agreement also provides for the continuation of, among other things, covenants under the Employment Agreement imposing on Mr. Huntley certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 18 months after termination.  The Separation Agreement also contains a mutual release of certain claims as specified therein.

Item 8.01.  Other Events.

On June 2, 2008, the Company issued two press releases relating to the offering by its subsidiary, Scientific Games International, Inc., of $200 million aggregate original principal amount of senior subordinated notes in a private offering to qualified institutional buyers in accordance with Rule 144A and to persons outside the United States under Regulation S under the Securities Act of 1933, as amended.  Copies of the press releases are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of the Company, dated June 2, 2008.

99.2	Press release of the Company, dated June 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ DeWayne E. Laird
	Name:	DeWayne E. Laird
	Title:	Vice President and Chief Financial Officer

Date:  June 6, 2008

Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company, dated June 2, 2008.

99.2	Press release of the Company, dated June 2, 2008.